EXHIBIT 99.2

EDGEWATER TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 21, 2015 (the “Closing Date”), Edgewater Technology-M2, Inc., (“Edgewater Technology-M2”), a wholly owned subsidiary of Edgewater Technology, Inc. (“Edgewater” or the “Company”), pursuant to the terms of an Asset Purchase Agreement (the “Purchase Agreement”) acquired substantially all of the assets and assumed certain liabilities of M2 Dynamics Inc., a California corporation (“M2”) (the “Acquisition”). The Acquisition was recorded using the acquisition method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their initially estimated fair values on the date of the Acquisition.

The Company paid M2 upfront cash consideration of approximately $16.7 million, which include a net working capital adjustment of $0.6 million. In addition, Edgewater Technology-M2 and M2 entered into an Earnout Agreement, dated as of December 21, 2015 (the “Earnout Agreement”), pursuant to which M2 may receive additional contingent earnout consideration based upon the achievement of certain performance measures over the one-year period following the Closing Date (the “Earnout Period”). The amount to be earned under the Earnout Agreement is not contingent upon the continuing employment of the selling parties. The maximum amount of contingent earnout consideration to be earned during the Earnout Period is capped at approximately $6.6 million.

Approximately $11.7 million of upfront cash consideration was funded from Edgewater’s working capital and approximately $5.0 million was funded through borrowings by the Company under its credit facility. The terms of the Acquisition were determined on the basis of arm’s-length negotiations.

Headquartered in Irvine, California, M2 was an Oracle Platinum Partner providing Oracle Enterprise Performance Management (“EPM”) and Business Intelligence (“BI”) solutions and services, primarily to the West Coast and southern regions of the United States. M2 joined the Company’s Edgewater Ranzal business in providing clients with information technology consultancy services specializing in Business Analytics and encompassing EPM, BI and Big Data solutions.

The following unaudited pro forma consolidated financial information was derived from the historical consolidated financial statements of Edgewater and M2. The following unaudited pro forma consolidated balance sheet as of September 30, 2015, is presented as if the Acquisition had occurred on September 30, 2015. The unaudited pro forma consolidated statements of operations for nine months ended September 30, 2015 and the year ended December 31, 2014 are presented as if the Acquisition had occurred on January 1, 2014. The unaudited pro forma consolidated balance sheet as of September 30, 2015, the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2015 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2014 are derived in part from M2’s unaudited historical balance sheet as of October 2, 2015, unaudited historical statement of income for the nine months ended October 2, 2015 and audited historical statement of income for the year ended January 2, 2015, respectively.

The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma consolidated financial statements do not reflect any operating efficiencies and/or cost savings that Edgewater may achieve, or any additional expenses that it may incur, with respect to the consolidated companies. The unaudited pro forma consolidated financial statements do not purport to represent Edgewater’s results of operations or financial position that would have resulted had the transactions, to which pro forma effects are given, been consummated as of the date or for the periods indicated.

The Acquisition has been accounted for in accordance with ASC Topic 805, “Business Combinations” (“ASC Topic 805”). Accordingly, the total purchase price has been allocated on a preliminary basis to assets acquired, liabilities assumed, identified intangible assets and goodwill based upon their estimated fair values as of the date of the Acquisition. These allocations reflect various preliminary estimates that were available at the time of the preparation of this Amendment No. 1 to Current Report on Form 8-K/A, and are subject to change during the measurement period (generally one year from the acquisition date) as valuations are finalized.

There were no material differences between the accounting policies of Edgewater and M2. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma consolidated statements, as there were no transactions or balances between Edgewater and M2.

The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical audited financial statements of Edgewater contained in its 2014 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”) on March 2, 2015, its September 30, 2015 Quarterly Report on Form 10-Q, as filed with the SEC on November 4, 2015, and the historical financial statements of M2 filed with this Amendment No. 1 to Current Report on Form 8-K/A.

EDGEWATER TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2015

(Amounts in Thousands)

	Edgewater Historical	M2 DYNAMICS Historical	Pro Forma Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$20,800	$646	$(12,382	)a, b	$9,064
Accounts receivable	27,714	3,184	—		$30,898
Other current assets	2,485	23	(23	)b	$2,485

Total current assets	50,999	3,853	(12,405)		$42,447
Property and equipment, net	926	23			$949
Intangible assets, net	4,781	—	7,700	c	$12,481
Goodwill	19,872	—	9,877	c	$29,749
Deferred tax assets, net	25,693	—	—		$25,693
Other assets	231	—	—		$231

Total Assets	$102,502	$3,876	$5,172		$111,550

Current liabilities
Accounts payable	$672	$320	$—		$992
Accrued liabilities	19,032	493	1,001	d,g	$20,526
Deferred revenue	2,272	—	—		$2,272

Total current liabilities	21,976	813	1,001		$23,790
Other liabilities	3,198	—	8,035	e,f	$11,233

Total liabilities	25,174	813	9,036		$35,023

Stockholders’ equity	77,328	3,063	(3,864	)b,d	$76,527

Total liabilities and stockholders’ equity	$102,502	$3,876	$5,172		$111,550

See the accompanying notes to unaudited pro forma consolidated financial statements.

EDGEWATER TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(In Thousands, Except Per Share Data)

	Edgewater Historical	M2 DYNAMICS Historical	Pro Forma Adjustments		Pro Forma Combined

Revenue:
Service revenue	$74,483	$9,604	$—		$84,087
Software revenue	8,300	—	—		8,300
Reimbursable expenses	5,506	636	—		6,142

Total revenue	88,289	10,240	—		98,529
Cost of revenue:					—
Project and personnel costs	48,365	6,344	(292	)h	54,417
Software costs	4,604	—	—		4,604
Reimbursable expenses	5,506	636	—		6,142

Total cost of revenue	58,475	6,980	(292)		65,163

Gross profit	29,814	3,260	292		33,366
Operating expenses:
Selling, general and administrative	26,056	1,548	(905	)h	26,699
Direct acquisition costs	932	—	—		932
Fullscope embezzlement loss recovery	(250)	—	—		(250)
Depreciation and amortization	918	14	1,283	i	2,215

Total operating expenses	27,656	1,562	378		29,596

Operating income	2,158	1,698	(86)		3,770
Other expense (income)	1,274	(7)	109	j,k	1,376

Income before income taxes	884	1,705	(195)		2,394
Tax provision	303	—	609	m	912

Net income	$581	$1,705	(804)		$1,482

Basic income per share:
Net income	$0.05				$0.13

Weighted average shares, basic	11,463				11,463

Diluted income per share:
Net income	$0.04				$0.11

Weighted average shares, diluted	13,272				13,272

See the accompanying notes to unaudited pro forma consolidated financial statements.

EDGEWATER TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(In Thousands, Except Per Share Data)

	Edgewater Historical	M2 DYNAMICS Historical	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Service revenue	$96,604	$9,312	$—		$105,916
Software revenue	8,118	—	—		8,118
Reimbursable expenses	8,267	655	—		8,922

Total revenue	112,989	9,967	—		122,956
Cost of revenue:
Project and personnel costs	58,912	6,623	(460	)h	65,075
Software costs	4,444	—	—		4,444
Reimbursable expenses	8,267	655	—		8,922

Total cost of revenue	71,623	7,278	(460)		78,441

Gross profit	41,366	2,689	460		44,515
Operating expenses:
Selling, general and administrative	33,016	2,379	(1,515	)h	33,880
Depreciation and amortization	928	18	2,213	i	3,159

Total operating expenses	33,944	2,397	698		37,039

Operating income	7,422	292	(238)		7,476
Other expense (income)	181	(2)	912	j,k,l	1,091

Income before income taxes	7,241	294	(1,150)		6,385
Tax provision	3,177	—	(357	)m	2,820

Net income	$4,064	$294	$(793)		$3,565

Basic income per share:
Net income	$0.37				$0.32

Weighted average shares, basic	11,131				11,131

Diluted income per share:
Net income	$0.31				$0.27

Weighted average shares, diluted	13,090				13,090

See the accompanying notes to unaudited pro forma consolidated financial statements.

EDGEWATER TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information was prepared based on the historical financial statements of Edgewater and M2.

The Acquisition has been accounted for in accordance with ASC Topic 805 and uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurements.” This requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Additionally, fair value estimates are required to reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

Many of these fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed were recorded as of the completion of the Acquisition, primarily at their respective fair values and added to those of Edgewater.

Acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition-related transaction costs incurred by Edgewater during the year ended December 31, 2015 totaled $801 thousand and are reflected in the unaudited pro forma consolidated balance sheet as of September 30, 2015 but are not included in the pro forma consolidated statements of operations for the nine months ended September 30, 2015 or the year ended December 31, 2014.

2.	ACCOUNTING POLICIES

Edgewater reviewed both Edgewater’s and M2’s accounting policies and did not identify any significant differences. As a result, the unaudited pro forma condensed consolidated financial statements do not assume any differences in accounting policies.

EDGEWATER TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

3.	FAIR VALUE ESTIMATES OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

The consideration and components of Edgewater’s initial fair value allocation of the purchase price consideration paid in cash at closing consisted of the following, under the assumption the acquisition of M2 was consummated on September 30, 2015:

(In Thousands)
Purchase price consideration:
Cash paid for assets acquired and liabilities assumed	$16,140
Cash paid for excess net working capital	596
Fair value of contingent consideration to be achieved	3,035

Total purchase price	$19,771

Fair value allocation of purchase price:
Accounts receivable (including unbilled)	$3,184
Property and equipment	23
Acquired intangible assets	7,700
Goodwill (not deductible for tax purposes)	9,877
Accounts payable and accrued expenses	(1,013)

Total purchase price	$19,771

Substantially all of these amounts are subject to subsequent adjustment as the Company obtains additional information during the measurement period. The measurement period is expected to be complete during the first quarter of 2016. The reported fair value of the accounts receivable is net of an estimate of uncollectible accounts of $53 thousand. Any subsequent adjustments to the initial fair value estimates occurring during the measurement period will result in an adjustment to the carrying value of goodwill.

An earnout agreement was entered into in connection with the Acquisition under which M2 is eligible to receive additional contingent consideration. Contingent earnout consideration to be paid, if any, to M2 will be based upon the achievement of certain performance measures over the one-year period following the Closing Date. The maximum amount of contingent earnout consideration to be earned during the Earnout Period is capped at approximately $6.6 million. The Company increased total purchase price consideration described above by $3.0 million, which represented our initial fair value estimate of the contingent consideration to be paid under the Earnout Agreement. The estimate of the contingent consideration to be paid will be revalued each period with changes in the fair value included in the statement of operations.

For the purposes of preparing the unaudited pro forma consolidated financial statements, the preliminary estimate of identified intangible assets acquired of $7.7 million was attributed to the acquired customer relationships. The estimated useful life of the customer relationships is six years.

EDGEWATER TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

3.	FAIR VALUE ESTIMATES OF ASSETS ACQUIRED AND LIABILITIES ASSUMED (Continued)

Our initial fair value estimates related to the identified intangible assets were determined utilizing the Income Approach. This valuation method requires management to project revenues, operating expenses, working capital investment, capital spending and cash flows over a multiyear period, as well as determine the weighted average cost of capital to be used as a discount rate.

We amortize our intangible assets assuming no residual value over periods in which the economic benefit of these assets is consumed. The following presents the expected annual amortization expense to be recorded based upon the preliminary fair value estimates:

Year ending December 31,	Expected Amortization
(In Thousands)

2015	$92
2016	2,193
2017	1,696
2018	1,352
2019	1,025
2020	777
2021	565

$7,700

4.	PRO FORMA ADJUSTMENTS

The following adjustments were applied to Edgewater’s historical financial statements and those of M2 to arrive at the pro forma consolidated financial information:

a.	To record the initial cash payment of $11.7 million, which includes a net working capital adjustment of $0.6 million, in upfront purchase price consideration related to the assets acquired and liabilities assumed from the Acquisition.
b.	To eliminate historical M2 equity, cash and other current assets not acquired by Edgewater.
c.	To record the initial fair value estimates of identified intangible assets and residual goodwill.
d.	To accrue $801 thousand in acquisition-related transaction costs which are not capitalizable under ASC Topic 805 and must be expensed as period costs.
e.	To establish $3.0 million liability in connection with Edgewater’s initial fair value estimate of contingent earnout consideration to be paid to M2 in accordance with the terms of the Earnout Agreement. This adjustment resulted in an increase in goodwill.

EDGEWATER TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

4.	PRO FORMA ADJUSTMENTS (Continued)

f.	To record $5.0 million of debt incurred from Edgewater’s existing credit facility used to fund a portion of the initial purchase price.
g.	To accrue $200 thousand for a bonus obligation of M2 that became payable upon the sale of M2.
h.	To reduce partner and other administrative compensation included in cost of revenues and selling, general and administrative costs to reflect employment agreements executed in conjunction with the closing of the Acquisition. The employment agreements reflect compensation practices consistent with Edgewater’s internal compensation guidelines. The pro forma reduction to cost of revenues was $292 thousand and $460 thousand for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively. The pro forma reduction to selling, general and administrative costs was $905 thousand and $1,515 thousand for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively.
i.	To record amortization expense associated with the identified intangible assets. The recorded amortization expense assumes that the amortization of intangible assets started on January 1, 2014. The pro forma amortization expense was $1.3 million and $2.2 million for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively.
j.	To reduce Edgewater’s interest income by $42 thousand and $56 thousand during the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively. The reduction in interest income is a result of the $11.1 million paid in upfront cash consideration at closing, at an assumed yield of 0.5%.
k.	To increase Edgewater’s interest expense by $67 thousand and $87 thousand during the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively. The increase in interest expense is a result of the $5.0 million of debt incurred from Edgewater’s credit used to fund a portion of the upfront cash consideration at closing, at an assumed interest rate of LIBOR plus 1.5%.
l.	To record accretion expense associated with the contingent consideration arrangement. The pro forma accretion expense was $0 and $768 thousand for the nine months ended September 20, 2015 and for the year ended December 31, 2014, respectively.
m.	To record a nine-month and full year pro forma income tax provision adjustment using the federal statutory rate of 34% plus Edgewater’s blended state income tax rates of 6.3% and 7.7% for the nine months ended September 20, 2015 and for the year ended December 31, 2014, respectively, in connection with M2’s operating results and the net effect of the periodic pro forma adjustments described above.